       This is a re-filing of a Form 8-A12B filing made on June 10, 1999 under
       CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

             Delaware                         13-3692801

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    (State of incorporation or     (IRS Employer Identification No.)
          organization)

       390 Greenwich Street                      10013
        New York, New York
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 (Address of principal executive              (Zip Code)
             offices)

-----------------------------------      --------------------------------------

If  this  form   relates   to  the       If  this  form   relates  to  the
registration   of   a   class            of registration   of  a   class of
securities   pursuant  to  Section       securities  pursuant  to  Section
12(b) of the  Exchange  Act and is       12(g) of the  Exchange Act and is
effective   pursuant   to  General       effective   pursuant  to  General
Instruction  A. (c),  please check       Instruction A. (d),  please check
the following box. [x]                   the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class Name of Each Exchange on Which TO BE SO REGISTERED
        EACH CLASS IS TO BE REGISTERED
        -------------------             ------------------------------

       2,000,000 CorTSSM Certificates
       with a principal amount of
              $50,000,000
           (the "Certificates")          New York Stock Exchange
-----------------------------------      --------------------------------------

 Securities to be registered pursuant to Section 12(g) of the Act:

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                                      NONE

Item 1.    Description of Registrant's Securities to be Registered.

      The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income
Tax Considerations" in Registrant's Prospectus Supplement dated June 8, 1999, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus,
dated May 13, 1999, which description is incorporated herein by reference.

Item 2.    Exhibits.

     1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

     3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration
Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

     5. Form of the Prospectus Supplement dated June 8, 1999 which was filed with the Securities and Exchange Commission on June 10, 1999, pursuant to the
Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

     6. Form of CorTSSM Supplement 1999-2 dated as of June 10, 1999,  which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange
Commission, for Structured Products Corp., on June 10, 1999, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               STRUCTURED PRODUCTS CORP.

Date: June 10, 1999

                               By:/S/ Matthew R. Mayers
                               ------------------------
                                 Authorized Signatory

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